Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. 1350

(SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

In connection with the Quarterly Report on Form 10-Q of Welsbach Technology Metals Acquisition Corp. (the “Company”) for the period ended September 30, 2023, as filed with the Securities and Exchange Commission (the “Report”), I, John Stanfield, the Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as added by §906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Dated: November 20, 2023	By:	/s/ John Stanfield
		Name:	John Stanfield
		Title:	Chief Financial Officer
(Principal Financial Officer)

This certification accompanies the Report to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Welsbach Technology Metals Acquisition Corp. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Report), irrespective of any general incorporation language contained in such filing. A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.